                                                                    Exhibit 3(A)
                                                                          PAGE I
                LETTERHEAD OF THE SECRETARY OF STATE OF DELAWARE

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF UNITED STATES LEASING INTERNATIONAL, INC. FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 1986, AT 10:01 O'CLOCK A.M.




                                        /s/   Michael Harkins,
                                              Secretary of State

                                        AUTHENTICATION:  10915938

736227044                                         DATE:  08/15/1986

                          CERTIFICATE OF INCORPORATION

                                       OF

                   UNITED STATES LEASING INTERNATIONAL, INC.

                             a Delaware Corporation

                                  ARTICLE ONE

         The name of the corporation is United States Leasing International, Inc.

                                  ARTICLE TWO

         The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                                 ARTICLE THREE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         The total number of shares of stock which the corporation shall have authority to issue is 20,000,000 shares, consisting of 19,000,000 shares of Common Stock having a par value of $1.00 per share and 1,000,000 shares of Preferred Stock having a par value of $1.00 per share.

         The board of directors of the corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate of certificates establishing the series of Preferred Stock.

                                  ARTICLE FIVE

         The business and affairs of the corporation shall be managed by the board of directors. The exact number of directors shall be fixed from time to time by, or in the manner provided in, the bylaws of the corporation and may be increased or decreased as therein provided. Directors of the corporation need not be elected by ballot unless required by the bylaws. The Board of Directors is authorized to adopt, amend or repeal the bylaws.

                                  ARTICLE SIX

         Notwithstanding that no vote may be permitted or required by law or by any other Article hereof or by any resolution or resolutions of the Board of Directors providing for any series of Preferred Stock adopted pursuant to the provisions of Article Four hereof or by any agreement between the corporation and any national securities exchange or otherwise, the vote of the stockholders of the corporation which shall be required to approve any Business Combination (as hereinafter defined) shall be as set forth in this Article Six.

                 (a) In addition to any affirmative vote required by law or any other provision hereof or any resolution or resolutions of the Board of Directors providing for any series of Preferred Stock adopted pursuant to the provisions of Article Four hereof, and except as otherwise expressly provided in paragraph (b) of this Article Six, none of the following transactions shall be consummated unless and until such transaction shall have been approved by the affirmative vote of the holders of at least 75 percent of the combined voting power of the outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors ("Voting Stock"):

                          (1)     any merger or consolidation of the
                          corporation with (i) any corporation which is an Interested Stockholder (as hereinafter defined) or
                          (ii) any other corporation which after such merger or consolidation would be an Interested Stockholder (as hereinafter defined); or

                          (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder of (i) all or substantially all the assets of the corporation or (ii) assets of the corporation or any Subsidiary (as hereinafter defined) or Subsidiaries having in the aggregate a Fair Market Value (as hereinafter defined) in an amount which is more than 10 percent of the total value of the assets of the corporation and its consolidated Subsidiaries as reflected on the most recent Balance Sheet (as hereinafter defined) of the corporation; or

                          (3) any merger or consolidation of any Subsidiary or Subsidiaries having in the aggregate assets with a Fair Market Value as of the Announcement Date (as hereinafter defined) in an amount which is more than 10 percent of the total value of the assets of the corporation and its consolidated Subsidiaries as reflected on the most recent Balance Sheet of the corporation with (i) any corporation which is an Interested Stockholder or (ii) any other corporation which after such merger or consolidation would be an Interested Stockholder; or

                          (4) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) to an Interested Stockholder of any securities of the corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value as of the Announcement Date of $25,000,000 or more, other than the issuance of securities upon the conversion or exchange of securities of the corporation or in exchange for securities of any Subsidiary which were acquired by an Interested Stockholder from the corporation or a Subsidiary in a Business Combination (as hereinafter defined) which was approved by a vote of the stockholders pursuant to this Article Six; or

                          (5) any reclassification of any securities of the corporation (including any reverse stock split), any recapitalization of the capital stock of the corporation, any merger or consolidation of the corporation with or into any of its Subsidiaries, or any other transaction (whether or not with or involving any Interested Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or series thereof of the corporation or of any Subsidiary directly or indirectly Beneficially Owned (as hereinafter defined) by any Interested Stockholder, or as a result of which the stockholders of the corporation would cease to be stockholders of a corporation incorporated under the laws of the State of Delaware having, as part of its certificate of incorporation, provisions to the same effect as this Article Six and the provisions of Article Eight of this Certificate of Incorporation relating to amendments or changes to this Article Six.

                 The term "Business Combination" as used in this Article Six shall mean any transaction or proposed transaction which is referred to in any one or more of the foregoing subparagraphs (1) through (6) of this paragraph (a) of this Article Six.

                 (b) The provisions of paragraph (a) of this Article Six shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote of stockholders, if any, as is required by law and any other Article hereof or by the terms of any resolution or resolutions of the Board of Directors providing for any series of Preferred Stock adopted pursuant to the provisions of Article Four hereof or any agreement between the corpora- tion and any national securities exchanges or otherwise, if such Business Combination shall have been approved by a Majority of the Board of Directors, determined pursuant to subparagraph (c)(11) of this Article Six, or if all the conditions specified in each of the following subparagraphs (1), (2), (3), (4) and (5) are satisfied:

                          (1) the transaction or transactions constituting the Business Combination shall provide for a consideration per share to be received by all holders of shares of Common Stock in exchange for all of their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the higher of the following:

                                  (i)      if the Announcement Date of such
                          Business Combination is within five years of the Determination Date (as hereinafter defined) in respect of the Interested Stockholder involved in such Business Combination, the higher, if applicable, of (A) the highest per share price (including any brokerage commissions, dealer manager compensation, transfer taxes, soliciting dealers' fees and advertising, printing and legal expenses) paid by such Interested Stockholder for any shares of Common Stock which are or were at any time within such five-year period Beneficially owned by such Interested Stockholder, and were acquired by it at any time within such five-year period, or (B) the price per share equal to the Fair Market Value per share of Common Stock on the Announcement Date of such Business Combination multiplied by the ratio of
                          (x) the price determined pursuant to the foregoing clause (A), to (y) the average of the Fair Market Values of a share of Common Stock over each trading day in the period of 90 days prior to such Determination Date, or

                                  (ii)     the average of the Fair Market
                          Values of a share of Common Stock over each trading day in the period of 90 days prior to the Announcement Date of such Business Combination;

                 provided, however, that the prices referred to in the foregoing clauses (i)(A), (i)(B) and (ii) of this subparagraph
                 (1) shall be adjusted to reflect fairly any stock dividend, stock split, reverse stock split, combination of shares, recapitalization, reorganization or similar event affecting the number of shares of Common Stock outstanding and the market price per share of outstanding shares of Common Stock which has occurred after the date as of which such price is determined; and

                          (2) the holders of shares of Common Stock and of any other class or series of Voting Stock shall have the right, at their option, to receive payment in cash of the consideration to be received by holders of shares of Common Stock or of any other class or series of Voting Stock in the Business Combination, if cash were previously paid by the Interested Stockholder involved in such Business Combination in order to acquire any shares of Common Stock within the five-year period immediately prior to the Announcement Date; and

                          (3) after the Determination Date in respect of the Interested Stockholder involved in such Business Combination and prior to the consummation of such Business
                 Combination:

                                  (i)      except as approved by a Majority of
                          the Board of Directors, determined pursuant to subparagraph (c)(11) of this Article Six, there shall have been no failure to declare and have available for payment at the regular dates therefor the full amount of any dividends (whether or not cumulative) accrued on any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as to dividends; and

                                  (ii)     there shall have been (A) no
                          reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any split or subdivision of the Common Stock), except as approved by a Majority of the Board of Directors, determined pursuant to subparagraph (c)(11) of this Article Six, and (B) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split or combination of shares), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a Majority of Board of Directors, determined pursuant to subparagraph (c)(11) of this Article Six; and

                          (4) the Determination Date in respect of the Interested Stockholder involved in such Business Combination, such Interested Stockholder shall not have received the benefit, directly or indirectly (except as a stockholder of the corporation, in proportion to its stockholding), of any loans, advances, guarantees or similar financial assistance (collectively, "Financial Assistance") provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise, unless the transaction constituting the Business Combination shall provide for a consideration to be received by the holders of shares of Common Stock in exchange for all of their shares of Common Stock in an amount equal to the amount required under the foregoing subparagraph (1) plus the total amount of the Fair Market Value of all such Financial Assistance; and

                          (5) a proxy or information statement describing the proposed Business Combination and complying with requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall, at the corporation's expense, be mailed to stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions), and the Disinterested Directors, if there are any at the time, shall have been provided a reasonable opportunity to state their views therein with respect to such proposed Business Combination and to include therewith an opinion of an independent investment banker selected by a Majority of the Board of Directors, determined pursuant to subparagraph
                 (c)(11) of this Article Six, with respect to such Business Combination.

                 (c)       For the purposes of this Article Six:

                          (1) An "Affiliate" of a person shall mean any person who, directly or indirectly, controls, is controlled by or is under common control with such person.

                          (2) "Announcement Date" with respect to any Business Combination means the date on which the proposal of such Business Combination is first publicly announced.

                          (3) An "Associate" means (i) with respect to a corporation or association, any officer or director thereof or of a subsidiary thereof, (ii) with respect to a partnership, any general partner thereof or any limited partner thereof having a 10 percent ownership interest in such partnership,
                 (iii) with respect to a business trust, any officer or trustee thereof or of any subsidiary thereof, (iv) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any person who has a substantial interest as a beneficiary of such trust or estate, (v) with respect to a natural person, the spouses and children thereof and any other relative thereof or of the spouse thereof who has the same home, and (vi) any Affiliate of any such person.

                          (4) "Balance Sheet" as of any particular time means the most recent, publicly available consolidated balance sheet of the corporation and its consolidated subsidiaries audited by the corporation's independent public accountants.

                          (5) A person shall be a "Beneficial Owner" of, or have "Beneficial Ownership" of or "Beneficially Own", any Voting Stock over which such person or any of its Affiliates or Associates, directly or indirectly, through any contract, arrangement, understanding or relationship, has or shares or, upon the exercise of any conversion right, exchange right, warrant, option or similar interest (whether or not then exercisable) would have or share, either (i) voting power (including the power to vote or to direct the voting) of such security or (ii) investment power (including the power to dispose or direct the disposition) of such security. For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include any shares BeneficiallY Owned by such person even though not actually outstanding, but shall not include any other shares of Voting Stock which are not outstanding but which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of any conversion right, exchange right, warrant, option or similar interest.
                          (6) "Consolidated Transaction Reporting System" means the system of reporting securities information operated under the authority of Rule lla3-1 under the Securities Exchange Act of 1934, as amended, as such rule may from time to time be amended, and any successor rule or rules.

                          (7) "Determination Date" in respect of an Interested Stockholder means the date on which such Interested

                 Shareholder first became an Interested Stockholder.

                          (8) "Disinterested Director" for the purposes of this Article Six means any member of the Board of Directors of the corporation who is not an Affiliate or Associate of, and was not directly or indirectly a nominee of, any Interested Stockholder involved in such Business Combination or any Affiliate or Associate of such Interested Stockholder and who either (i) was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, or (ii) is a successor of a Disinterested Director and was nominated to succeed a Disinterested Director by a majority of the Disinterested Directors on the Board of Directors at the time of his nomination. Any reference to "Disinterested Directors" shall refer to a single Disinterested Director if there be only one.

                          (9) "Fair Market Value" as of any particular date means: (i) in the case of stock (including Voting Stock of the corporation) which is traded on any securities exchange or in the over-the-counter market, the average for the trading days during the thirty-day period immediately preceding the date in question of the closing sale price of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, of the last sales price at 4:00 p.m. reported in the Consolidated Transaction Reporting System or, if such stock is not so reported, the average of the highest reported bid and the lowest reported asked quotations for a share of such stock furnished by the National Association of Securities Dealers Automated Quotation System or any successor quotation reporting system or, if quotations are not available in such system, as furnished by the National Quotation Bureau Incorporated or any similar organization furnishing quotations and, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, and (ii) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock or in the case of Financial Assistance, the fair market value of such stock, property or Financial Assistance, as the case may be, on the date in question as determined by a Majority of the Board of Directors, determined pursuant to subparagraph (c)(11) of this Article Six, in good faith.

                          (10) "Interested Stockholder" shall mean any person, other than the corporation, any Subsidiary or any employee benefit plan (or any trustee or fiduciary with respect to any such plan-acting in such capacity) of the corporation or any Subsidiary, who or which:

                                  (i) is the Beneficial Owner, directly or indirectly, of shares of Voting Stock which are entitled to cast 20 percent or more of the total votes which all of the then outstanding shares of Voting Stock are entitled to cast in the election of directors or is an Affiliate or Associate of any such person, or

                                  (ii)     acts with any other person as a
                          partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the corporation, and such group is the Beneficial Owner, directly or indirectly, of shares of Voting Stock which are entitled to cast 20 percent or more of the total votes which all of the then outstanding shares of Voting Stock are entitled to cast in the election of directors, and any reference to a particular Interested Stockholder involved in a Business Combination shall also refer to any Affiliate or Associate thereof, any predecessor thereto and any other person acting as a member of a partnership, limited partnership, syndicate or group with such particular Interested Stockholder within the meaning of the foregoing clause (ii) of this subparagraph
                          (10).

                          (11) "Majority of the Board of Directors" for the purposes of the Article Six shall mean a majority of the directors excluding, however, all directors who are not Disinterested Directors as defined by subparagraph (c)(8) of this Article Six.


                          (12) a "person" shall mean any individual, firm, corporation (which shall include a business trust), partnership, joint venture, trust or estate, association or other entity.

                          (13) "Subsidiary" in respect of the corporation means any corporation or partnership of which a majority of any class of its equity securities is owned, directly or indirectly, by the corporation.

                          (d)     A Majority of the Board of Directors as
determined pursuant to subparagraph (c)(11) of this

         Article Six, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Six, including, without limitation: (i) whether a person is an Interested Stockholder,
         (ii) the number of shares of Voting Stock Beneficially Owned by any person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the requirements of paragraph (b) of this Article Six have been met with respect to any Business Combination, (v) whether two or more transactions constitute a "series of transactions" for purposes of paragraph (a) of this Article Six, and (vi) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, (A) an aggregate Fair Market Value of $25,000,000 or more, or (B) represent in the aggregate more than 10% of the total value of the assets of the corporation and its consolidated Subsidiaries. The good faith determination of a Majority of the Board of Directors as determined pursuant to subparagraph (c)(11) of this Article Six, on such matters shall be conclusive and binding for all purposes of this Article Six.

                          (e) Nothing contained in this Article Six shall be construed to relieve any Interested Stockholder from an fiduciary obligation imposed by law.

                                 ARTICLE SEVEN

         Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by the stockholders.

                                 ARTICLE EIGHT

                 (a) The corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provisions contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                 (b) In addition to any requirements of law and any other provisions hereof or any resolution or resolutions of the Board of Directors providing for any series of Preferred

        Stock adopted pursuant to Article Four hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law, any other provision hereof or any such resolution or resolutions), the affirmative vote of the holders of 75 percent or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article Eight or Articles Six or Seven hereof.

                                  ARTICLE NINE

                 (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a
         partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition;provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the

        Stock adopted pursuant to Article Four hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law, any other provision hereof or any such resolution or resolutions), the affirmative vote of the holders of 75 percent or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article Eight or Articles Six or Seven hereof.

                                  ARTICLE NINE

                 (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition;provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article Nine or otherwise.

                 (b) If a claim under paragraph (a) of this Article Nine is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition whether the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

                 (c) The rights conferred on any person by paragraphs (a) and (b) of this Article Nine shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                 (d) The corporation may maintain insurance, at its expense, to protect itself and any such director or officer of the corporation or of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                 (e) The corporation may enter into individual agreements with its directors, officers, employees and agents, and the directors, officers, employees and agents of its subsidiaries, pursuant to which agreements the corporation shall indemnify such persons as provided in this Article Nine and as not otherwise prohibited by law. Such agreements shall be upon such terms and conditions as the board of directors shall approve.

                                  ARTICLE TEN

         A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                                 ARTICLE ELEVEN

         The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as the initial directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualified are:

       Name                          Mailing Address

D. E. Mundell    733 Front Street, San Francisco, California 94111
Peter Mezey      733 Front Street, San Francisco, California 94111
Frank B. Smith   733 Front Street, San Francisco, California 94111

                                 ARTICLE TWELVE

         The incorporator is Peter Mezey, whose mailing address is 733 Front Street, San Francisco, CA 94111.

         I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand and seal this 13th day of August, 1986.




                                           /s/     Peter Mezey,
                                                   Incorporator